Exhibit 10.02

Schedule of Indemnification Agreements

Mike Brooks

Jason S. Brooks

Glenn E. Corlett

Michael L. Finn

G. Courtney Haning

William L. Jordan

Curtis A. Loveland

Robert B. Moore, Jr.

James L. Stewart

Tracie Winbigler

Thomas D. Robertson

Richards Simms